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                                                                    Exhibit 23.6


                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Ambac Assurance Corporation:

We consent to the inclusion of our report dated January 23, 2002 on the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001 in the Form S-4 of MONY Holdings, LLC (Registration No. 333-96595), and to the reference to our firm under the heading "Independent Accountants" in the Form S-4.

                                  /s/ KPMG LLP

New York, New York
January 30, 2003